Callaway Golf Company Announces Record Net Sales And Earnings For The Second Quarter And First Half Of 2018 And Increases Full Year Financial Guidance

- Second quarter 2018 net sales of $396 million, a $91 million (30%) increase compared to the second quarter of 2017.

- Second quarter 2018 earnings per share of $0.63, a $0.30 per share (91%) increase compared to the second quarter of 2017.

- Full year 2018 net sales guidance increased to $1,210 - $1,225 million, compared to prior guidance of $1,170 - $1,185 million.

- Full year 2018 earnings per share guidance increased to $0.95 - $1.00, compared to prior guidance of $0.77 - $0.82.

CARLSBAD, Calif., Aug. 2, 2018 /PRNewswire/ -- Callaway Golf Company (NYSE:ELY) announced today record sales and earnings for the second quarter and first half of 2018 and increased its full year 2018 sales and earnings guidance.

In the second quarter of 2018, as compared to the same period in 2017, the Company's net sales increased $91 million (30%) to $396 million, and earnings per share increased $0.30 (91%) to $0.63. These record financial results were driven by increased sales in all operating segments, all major product categories and all major regions. For the second quarter of 2018, compared to the second quarter of 2017, net sales increased as follows:

Woods	+ 5.2%	U.S.	+ 38.7%
Irons	+ 35.0%	Europe	+ 8.0%
Putters	+ 12.4%	Japan	+ 24.5%
Golf Balls	+ 35.1%	Rest of Asia	+ 36.5%
Gear & Other	+ 64.1%	Other	+ 12.4%

As a result of the Company's better than expected first half, the Company increased its full year 2018 sales guidance to $1,210 million - $1,225 million as compared to its prior guidance of $1,170 million - $1,185 million. The Company also increased its full year 2018 earnings per share guidance to $0.95 - $1.00 compared to prior guidance of $0.77 - $0.82.

"The excellent start in Q1 has continued through Q2," commented Chip Brewer, President and Chief Executive Officer of Callaway Golf Company. "Business around the globe remains strong with all major regions reporting significant sales growth and our new businesses, particularly TravisMathew, performing at or above plan. On the product side, we have strength across the entire line, especially with the Rogue line of woods and irons as well as the new Chrome Soft golf balls. We also continued to benefit from favorable market conditions. As a result, our EBITDA increased 62% during the second quarter compared to the prior year. I continue to be extremely pleased with our performance and our long term outlook."

GAAP and Non-GAAP Results

In addition to the Company's results prepared in accordance with GAAP, the Company provided information on a non-GAAP basis. The purpose of this non-GAAP presentation is to provide additional information to investors regarding the underlying performance of the Company's business without non-recurring items. This non-GAAP information presents the Company's financial results for the second quarter and first half of 2017 excluding the non-recurring transaction and transition expenses related to the OGIO acquisition. The manner in which this non-GAAP information is derived is discussed in more detail toward the end of this release, and the Company has provided in the tables to this release a reconciliation of the non-GAAP information to the most directly comparable GAAP information.

Summary of Second Quarter 2018 Financial Results

The Company announced the following GAAP and non-GAAP financial results for the second quarter of 2018 (in millions, except EPS):

2018 RESULTS (GAAP)				NON-GAAP PRESENTATION
	Q2 2018	Q2 2017	Change	Q2 2018 GAAP	Q2 2017 non-GAAP	Change
Net Sales	$396	$305	$91	$396	$305	$91
Gross Profit/ % of Sales	$193 48.6%	$148 48.7%	$45 (10 b.p.)	$193 48.6%	$148 48.7%	$45 (10 b.p.)
Operating Expenses	$118	$99	$19	$118	$97	$21
Pre-Tax Income	$78	$48	$30	$78	$50	$28
Income Tax Provision	$17	$16	$1	$17	$17	$0
Net Income	$61	$31	$30	$61	$33	$28
EPS	$0.63	$0.33	$0.30	$0.63	$0.34	$0.29

	Q2 2018	Q2 2017	Change
EBITDA	$85	$52	$33

For the second quarter of 2018, the Company's net sales increased $91 million (30%) to $396 million, compared to $305 million for the same period in 2017. Net sales increased in all operating segments and regions, and across all major product categories. The increase in net sales is attributable to the strength of the Company's 2018 product line and continued brand momentum, a $6 million favorable impact resulting from changes in foreign currency rates, an increase in product launches during the first half of the year and improved market conditions. In addition, second quarter net sales of gear and accessories increased significantly as a result of the Company's acquisition of TravisMathew in the third quarter of 2017.

For the second quarter of 2018, the Company's gross margin decreased 10 basis points to 48.6% compared to 48.7% for the second quarter of 2017. This slight decrease was impacted by higher product costs as more technology is incorporated into the new launches, but was partially offset by increases in average selling prices, the TravisMathew business, which is accretive to gross margins, and the net favorable translation impact of changes in foreign currency rates.

Operating expenses increased $19 million to $118 million in the second quarter of 2018 compared to $99 million for the same period in 2017. This increase is primarily due to the addition in 2018 of operating expenses from the TravisMathew business as well as some variable expenses associated with higher core business net sales.

Second quarter 2018 earnings per share increased $0.30 (91%) to $0.63, which is a record second quarter for the Company, compared to $0.33 for the second quarter of 2017. On a non-GAAP basis, 2017 second quarter earnings per share was $0.34, which excludes $0.01 per share related to the impact of the non-recurring OGIO transaction and transition expenses. The increased earnings in 2018 reflect the increased sales in the core business, the addition of the TravisMathew business, operating expense leverage, favorable foreign currency rates and hedging activities and a lower tax rate due to the tax reform legislation enacted at the end of 2017.

Summary of First Half 2018 Financial Results

The Company announced the following GAAP and non-GAAP financial results for the first half of 2018 (in millions, except EPS):

2018 RESULTS (GAAP)				NON-GAAP PRESENTATION
	H1 2018	H1 2017	Change	H1 2018 GAAP	H1 2017 non-GAAP	Change
Net Sales	$800	$613	$187	$800	$613	$187
Gross Profit/ % of Sales	$393 49.2%	$296 48.2%	$97 100 b.p.	$393 49.2%	$296 48.2%	$97 100 b.p.
Operating Expenses	$233	$203	$30	$233	$196	$37
Pre-Tax Income	$158	$87	$71	$158	$93	$65
Income Tax Provision	$34	$29	$5	$34	$31	$3
Net Income	$124	$57	$67	$124	$61	$63
EPS	$1.28	$0.59	$0.69	$1.28	$0.64	$0.64

	H1 2018	H1 2017	Change
EBITDA	$171	$96	$75

For the first half of 2018, the Company's net sales increased $187 million (30%) to $800 million, compared to $613 million for the same period in 2017. Net sales increased in all operating segments and all regions, and across all major product categories. The increase in net sales is attributable to the strength of the Company's 2018 product line and continued brand momentum, a $17 million favorable impact resulting from changes in foreign currency rates, an increase in product launches during the first half of 2018 versus 2017, and improved market conditions. In addition, first half net sales of gear and accessories increased significantly as a result of the Company's acquisition of TravisMathew in the third quarter of 2017. For the first half of 2018, compared to the first half of 2017, net sales increased as follows:

Woods	+ 13.2%	U.S.	+ 35.2%
Irons	+ 46.0%	Europe	+ 11.4%
Putters	+ 18.3%	Japan	+ 36.6%
Golf Balls	+ 24.6%	Rest of Asia	+ 35.9%
Gear & Other	+ 48.9%	Other	+ 9.9%

For the first half of 2018, the Company's gross margin increased 100 basis points to 49.2% compared to 48.2% for the first half of 2017. This increase reflects an overall increase in average selling prices, the addition of the TravisMathew business, which is accretive to gross margins, and the net favorable translation impact of changes in foreign currency rates, partially offset by higher product costs as more technology is incorporated into the new launches.

Operating expenses increased $30 million to $233 million in the first half of 2018 compared to $203 million for the same period in 2017. This increase is primarily due to the addition in 2018 of operating expenses from the TravisMathew business as well as some variable expenses associated with higher core business net sales.

First half 2018 earnings per share increased $0.69 (117%) to $1.28, which is a record first half for the Company, compared to $0.59 for the first half of 2017. On a non-GAAP basis, 2017 first half earnings per share was $0.64, which excludes $0.05 per share related to the impact of the non-recurring OGIO transaction and transition expenses. The increased earnings in 2018 reflect the increased sales in the core business, the addition of the TravisMathew business, operating expense leverage, favorable foreign currency rates and hedging activities and a lower tax rate due to the tax reform legislation enacted at the end of 2017.

Business Outlook for 2018

Basis for 2017 Non-GAAP Results. In order to make the 2018 guidance more comparable to 2017, as discussed above, the Company has presented 2017 results on a non-GAAP basis by excluding from 2017 the non-recurring expenses related to the OGIO and TravisMathew acquisitions ($0.07 per share for the full year and $0.02 for the third quarter). Furthermore, the Company excluded from full year 2017 earnings per share certain non-cash, non-recurring tax adjustments ($0.04 per share).

Full Year 2018

Given the Company's financial performance during the first half of 2018, the Company is increasing its full year 2018 financial guidance as follows:

	Revised 2018 GAAP Estimate	Previous 2018 GAAP Estimate	2017 Non-GAAP Results
Net Sales	$1,210 - $1,225 million	$1,170 - $1,185 million	$1,049 million
Gross Margins	46.8%	47.0%	46.0%
Operating Expenses	$445 million	$444 million	$393 million
Earnings Per Share	$0.95 - $1.00	$0.77 - $0.82	$0.53

The Company's revised 2018 net sales estimate of $1,210 million - $1,225 million represents an increase of $40 million over its prior estimate. This would result in net sales growth of 15% - 17% in 2018 compared to 2017. The estimated incremental sales growth versus previous estimates is expected to be driven by further increases in the core business (currently estimated at 8-10% full year sales growth compared to 2017, on a currency neutral basis), and increases in the TravisMathew business. The increases in core business are expected to be driven by the Rogue line of woods and irons, the new Chrome Soft golf balls, including continued success of the Truvis golf balls, and healthy market conditions. As a result of an overall strengthening of foreign currencies during the first half of 2018, the Company currently estimates that changes in foreign currency rates will positively impact 2018 full year net sales by approximately $14 million, a $5 million decrease from when the Company last gave guidance as the U.S. dollar strengthened during the second quarter of 2018.

The Company currently estimates that its 2018 gross margin will decrease 20 basis points from the prior estimate. This decrease is expected to be driven in most part by a strengthening of the U.S. dollar.

The Company estimates that its 2018 operating expenses will increase $1 million compared to prior estimates. Variable expenses related to higher sales are being mostly offset by a strengthening U.S. dollar. The Company continues to realize operating expense leverage as the top line continues to expand.

The Company increased its GAAP earnings per share guidance to $0.95 - $1.00 primarily due to the projected increase in net sales, operating expense leverage, and a lower estimated tax rate. The Company's 2018 earnings per share estimates currently assume a tax rate of approximately 21.5% and a base of 97 million shares.

The cadence of the Company's golf equipment launches in 2018 is skewed toward the first half of the year compared to 2017. As a result, all of the Company's projected sales and earnings growth for 2018 is expected to occur during the first half of the year. Consistent with the Company's expectations at the start of the year, the second half of the year is planned to decrease slightly compared to the same period in 2017. For the full year the Company expects sales growth of 15% – 17% in 2018 compared to 2017.

Third Quarter 2018

The Company currently estimates the following results for the third quarter of 2018 compared to 2017 non-GAAP results for the same period:

	Q3 2018 GAAP Estimate	Q3 2017 Non-GAAP Results
Net Sales	$243 - $253 million	$244 million
Earnings Per Share	($0.03) - $0.01	$0.05

The Company expects flat to 4% sales growth in the third quarter of 2018 compared to the same period in 2017. This projection reflects no major product launches in the third quarter of 2018 versus the 2017 launch of the Company's EPIC Star Irons and Hybrids as well as the launch of the Odyssey Works Red & Black Putters. The addition of the TravisMathew business will partially offset the negative launch timing, and foreign currencies are expected to be slightly negative in the quarter.

The Company's GAAP earnings per share for the third quarter of 2018 is estimated to decrease by $0.04 - $0.08 compared to $0.05 of non-GAAP earnings per share for the third quarter of 2017. GAAP earnings per share for the third quarter of 2017 was $0.03. This projected decrease is due to launching fewer new products compared to the same period in 2017, while continuing to invest in the core and new businesses, and is partially offset by the favorable impact of the TravisMathew business. The Company's 2018 third quarter earnings per share estimates assume approximately 97 million shares, which is consistent with the third quarter of 2017.

Conference Call and Webcast

The Company will be holding a conference call at 2:00 p.m. PDT today to discuss the Company's financial results, outlook and business. The call will be broadcast live over the Internet and can be accessed at http://ir.callawaygolf.com/. To listen to the call, and to access the Company's presentation materials, please go to the website at least 15 minutes before the call to register and for instructions on how to access the broadcast. A replay of the conference call will be available approximately three hours after the call ends, and will remain available through 9:00 p.m. PDT on Thursday, August 9, 2018. The replay may be accessed through the Internet at http://ir.callawaygolf.com/.

Non-GAAP Information

The GAAP results contained in this press release and the financial statement schedules attached to this press release have been prepared in accordance with accounting principles generally accepted in the United States ("GAAP"). To supplement the GAAP results, the Company has provided certain non-GAAP financial information as follows:

Constant Currency Basis. The Company provided certain information regarding the Company's financial results or projected financial results on a "constant currency basis." This information estimates the impact of changes in foreign currency rates on the translation of the Company's current or projected future period financial results as compared to the applicable comparable period. This impact is derived by taking the current or projected local currency results and translating them into U.S. Dollars based upon the foreign currency exchange rates for the applicable comparable period. It does not include any other effect of changes in foreign currency rates on the Company's results or business.

Adjusted EBITDA. The Company provides information about its results excluding interest, taxes, depreciation and amortization expenses, as well as non-recurring OGIO and TravisMathew transaction-related expenses.

Other Adjustments. The Company presents certain of its financial results (i) excluding the 2017 non-recurring OGIO and TravisMathew transaction-related expenses and (ii) excluding the 2017 non-cash, non-recurring tax adjustments.

In addition, the Company has included in the schedules to this release a reconciliation of certain non-GAAP information to the most directly comparable GAAP information. The non-GAAP information presented in this release and related schedules should not be considered in isolation or as a substitute for any measure derived in accordance with GAAP. The non-GAAP information may also be inconsistent with the manner in which similar measures are derived or used by other companies. Management uses such non-GAAP information for financial and operational decision-making purposes and as a means to evaluate period-over-period comparisons and in forecasting the Company's business going forward. Management believes that the presentation of such non-GAAP information, when considered in conjunction with the most directly comparable GAAP information, provides additional useful comparative information for investors in their assessment of the underlying performance of the Company's business without regard to these items. The Company has provided reconciling information in the attached schedules.

Forward-Looking Statements

Statements used in this press release that relate to future plans, events, financial results, performance or prospects, including statements relating to the Company's estimated 2018 sales, gross margins, operating expenses, and earnings per share (or related tax rate and share count), future industry or market conditions, and the assumed benefits to be derived from investments in the Company's core business or the OGIO and TravisMathew acquisitions, are forward-looking statements as defined under the Private Securities Litigation Reform Act of 1995. These statements are based upon current information and expectations. Accurately estimating the forward-looking statements is based upon various risks and unknowns, including unanticipated delays, difficulties or increased costs in integrating the acquired OGIO and TravisMathew businesses or implementing the Company's growth strategy generally; any changes in U.S. trade, tax or other policies, including impacts of the 2017 Tax Cuts and Jobs Act or restrictions on imports or an increase in import tariffs; consumer acceptance of and demand for the Company's products; the level of promotional activity in the marketplace; unfavorable weather conditions; future consumer discretionary purchasing activity, which can be significantly adversely affected by unfavorable economic or market conditions; future retailer purchasing activity, which can be significantly negatively affected by adverse industry conditions and overall retail inventory levels; and future changes in foreign currency exchange rates and the degree of effectiveness of the Company's hedging programs. Actual results may differ materially from those estimated or anticipated as a result of these risks and unknowns or other risks and uncertainties, including continued compliance with the terms of the Company's credit facilities; delays, difficulties or increased costs in the supply of components or commodities needed to manufacture the Company's products or in manufacturing the Company's products; the ability to secure professional tour player endorsements at reasonable costs; any rule changes or other actions taken by the USGA or other golf association that could have an adverse impact upon demand or supply of the Company's products; a decrease in participation levels in golf; and the effect of terrorist activity, armed conflict, natural disasters or pandemic diseases on the economy generally, on the level of demand for the Company's products or on the Company's ability to manage its supply and delivery logistics in such an environment. For additional information concerning these and other risks and uncertainties that could affect these statements, the golf industry, and the Company's business, see the Company's Annual Report on Form 10-K for the year ended December 31, 2017 as well as other risks and uncertainties detailed from time to time in the Company's reports on Forms 10-K, 10-Q and 8-K subsequently filed with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The Company undertakes no obligation to republish revised forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

About Callaway Golf
Through an unwavering commitment to innovation, Callaway Golf Company (NYSE:ELY) creates products designed to make every golfer a better golfer. Callaway Golf Company manufactures and sells golf clubs and golf balls, and sells bags, accessories and apparel in the golf and lifestyle categories, under the Callaway Golf®, Odyssey®, OGIO and TravisMathew brands worldwide. For more information please visit www.callawaygolf.com, www.odysseygolf.com, www.OGIO.com, and www.travismathew.com.

Contacts:	Brian Lynch
Patrick Burke
(760) 931-1771

CALLAWAY GOLF COMPANY
CONSOLIDATED CONDENSED BALANCE SHEETS
(Unaudited)
(In thousands)

	June 30, 2018	December 31, 2017
ASSETS

Current assets:
Cash and cash equivalents	$57,748	$85,674
Accounts receivable, net	242,023	94,725
Inventories	237,068	262,486
Other current assets	32,960	23,099
Total current assets	569,799	465,984

Property, plant and equipment, net	77,604	70,227
Intangible assets, net	281,279	282,187
Deferred taxes, net	65,538	91,398
Investment in golf-related ventures	70,777	70,495
Other assets	10,425	10,866
Total assets	$1,075,422	$991,157

LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
Accounts payable and accrued expenses	$162,217	$176,127
Accrued employee compensation and benefits	30,754	40,173
Asset-based credit facilities	96,140	87,755
Accrued warranty expense	8,035	6,657
Other current liabilities	2,389	2,367
Income tax liability	9,792	1,295
Total current liabilities	309,327	314,374

Long-term liabilities	16,359	17,408
Total Callaway Golf Company shareholders' equity	740,682	649,631
Non-controlling interest in consolidated entity	9,054	9,744
Total liabilities and shareholders' equity	$1,075,422	$991,157

CALLAWAY GOLF COMPANY
CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS
(Unaudited)
(In thousands, except per share data)

	Three Months Ended June 30,
	2018	2017
Net sales	$396,311	$304,548
Cost of sales	203,614	156,383
Gross profit	192,697	148,165
Operating expenses:
Selling	83,261	68,102
General and administrative	24,408	22,155
Research and development	10,708	8,863
Total operating expenses	118,377	99,120
Income from operations	74,320	49,045
Other income (expense), net	3,861	(1,521)
Income before income taxes	78,181	47,524
Income tax provision	17,247	16,050
Net income	60,934	31,474
Less: Net income attributable to non-controlling interest	67	31
Net income attributable to Callaway Golf Company	$60,867	$31,443

Earnings per common share:
Basic	$0.65	$0.33
Diluted	$0.63	$0.33
Weighted-average common shares outstanding:
Basic	94,367	94,213
Diluted	96,928	96,197

	Six Months Ended June 30,
	2018	2017
Net sales	$799,502	$613,475
Cost of sales	406,343	317,595
Gross profit	393,159	295,880
Operating expenses:
Selling	166,221	139,864
General and administrative	46,302	45,019
Research and development	20,332	17,745
Total operating expenses	232,855	202,628
Income from operations	160,304	93,252
Other expense, net	(2,173)	(6,642)
Income before income taxes	158,131	86,610
Income tax provision	34,466	29,256
Net income	123,665	57,354
Less: Net income (loss) attributable to non-controlling interest	(57)	222
Net income attributable to Callaway Golf Company	$123,722	$57,132

Earnings per common share:
Basic	$1.31	$0.61
Diluted	$1.28	$0.59
Weighted-average common shares outstanding:
Basic	94,670	94,142
Diluted	96,981	96,073

CALLAWAY GOLF COMPANY
CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOW
(Unaudited)
(In thousands)

	Six Months Ended June 30, 2018
	2018	2017
Cash flows from operating activities:
Net income	$123,665	$57,354
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	9,766	8,497
Deferred taxes, net	30,273	33,028
Non-cash share-based compensation	6,464	5,402
(Gain)/loss on disposal of long-lived assets	(3)	1,035
Unrealized (gains)/losses on foreign currency hedges	(1,021)	1,550
Changes in assets and liabilities	(164,057)	(80,542)
Net cash provided by operating activities	5,087	26,324

Cash flows from investing activities:
Capital expenditures	(17,107)	(12,186)
Investments in golf related ventures	(282)	—
Acquisitions, net of cash acquired	—	(57,890)
Proceeds from sales of property and equipment	—	560
Net cash used in investing activities	(17,389)	(69,516)

Cash flows from financing activities:
Proceeds from (repayments of) credit facilities, net	8,385	(5,735)
Repayments of long-term debt	(1,083)	—
Exercise of stock options	1,258	3,085
Dividends paid, net	(1,897)	(1,882)
Acquisition of treasury stock	(22,301)	(16,410)
Distributions to non-controlling interests	(821)	(974)
Net cash used in financing activities	(16,459)	(21,916)
Effect of exchange rate changes on cash and cash equivalents	835	1,092
Net decrease in cash and cash equivalents	(27,926)	(64,016)
Cash and cash equivalents at beginning of period	85,674	125,975
Cash and cash equivalents at end of period	$57,748	$61,959

CALLAWAY GOLF COMPANY
Consolidated Net Sales and Operating Segment Information
(Unaudited)
(In thousands)

	Net Sales by Product Category					Net Sales by Product Category
	Three Months Ended June 30,		Growth		Non-GAAP Constant Currency vs. 2017(1)	Six Months Ended June 30,		Growth		Non-GAAP Constant Currency vs. 2017(1)
	2018	2017	Dollars	Percent	Percent	2018	2017	Dollars	Percent	Percent
Net sales:
Woods	$93,958	$89,276	$4,682	5.2%	3.4%	$222,760	$196,851	$25,909	13.2%	10.5%
Irons	111,059	82,285	28,774	35.0%	32.9%	206,268	141,296	64,972	46.0%	43.1%
Putters	27,785	24,730	3,055	12.4%	10.2%	61,215	51,735	9,480	18.3%	14.7%
Golf balls	65,882	48,767	17,115	35.1%	33.4%	120,804	96,991	23,813	24.6%	22.5%
Gear/Accessories/Other	97,627	59,490	38,137	64.1%	62.1%	188,455	126,602	61,853	48.9%	46.0%
	$396,311	$304,548	$91,763	30.1%	28.2%	$799,502	$613,475	$186,027	30.3%	27.6%
(1) Calculated by applying 2017 exchange rates to 2018 reported sales in regions outside the U.S.

	Net Sales by Region					Net Sales by Region
	Three Months Ended June 30,		Growth		Non-GAAP Constant Currency vs. 2017(1)	Six Months Ended June 30,		Growth		Non-GAAP Constant Currency vs. 2017(1)
	2018	2017(2)	Dollars	Percent	Percent	2018	2017(2)	Dollars	Percent	Percent
Net Sales
United States	$233,373	$168,253	$65,120	38.7%	38.7%	$468,534	$346,517	$122,017	35.2%	35.2%
Europe	46,325	42,912	3,413	8.0%	1.7%	97,527	87,529	9,998	11.4%	2.1%
Japan	59,666	47,908	11,758	24.5%	22.2%	128,941	94,410	34,531	36.6%	31.9%
Rest of Asia	33,059	24,216	8,843	36.5%	30.9%	57,834	42,569	15,265	35.9%	29.4%
Other foreign countries	23,888	21,259	2,629	12.4%	9.2%	46,666	42,450	4,216	9.9%	6.6%
	$396,311	$304,548	$91,763	30.1%	28.2%	$799,502	$613,475	$186,027	30.3%	27.6%

(1) Calculated by applying 2017 exchange rates to 2018 reported sales in regions outside the U.S.
(2) Prior period amounts have been reclassified to conform to the current year presentation of regional sales related to OGIO-branded products.

	Operating Segment Information					Operating Segment Information
	Three Months Ended June 30,		Growth			Six Months Ended June 30,		Growth
	2018	2017	Dollars	Percent		2018	2017	Dollars	Percent
Net Sales
Golf Club	$232,802	$196,291	$36,511	18.6%		$490,243	$389,882	$100,361	25.7%
Golf Ball	65,882	48,767	17,115	35.1%		120,804	96,991	23,813	24.6%
Gear/Accessories/Other	97,627	59,490	38,137	64.1%		188,455	126,602	61,853	48.9%
	$396,311	$304,548	$91,763	30.1%		$799,502	$613,475	$186,027	30.3%

Income (loss) before income taxes:
Golf clubs	$50,751	$38,445	$12,306	32.0%		$117,338	$73,398	$43,940	59.9%
Golf balls	13,288	10,939	2,349	21.5%		25,813	22,460	3,353	14.9%
Gear/Accessories/Other	24,069	11,877	12,192	102.7%		44,406	21,496	22,910	106.6%
Reconciling items(1)	(9,927)	(13,737)	3,810	-27.7%		(29,426)	(30,744)	1,318	4.3%
	$78,181	$47,524	$30,657	64.5%		$158,131	$86,610	$71,521	82.6%

(1) Represents corporate general and administrative expenses and other income (expense) not utilized by management in determining segment profitability.

CALLAWAY GOLF COMPANY
Supplemental Financial Information and Non-GAAP Reconciliation
(Unaudited)
(In thousands)

	Three Months Ended June 30,
	2018	2017
	As Reported	As Reported	Acquisition Costs(1)	Non- GAAP
Net sales	$396,311	$304,548	$—	$304,548
Gross profit	192,697	148,165	—	148,165
% of sales	48.6%	48.7%	—	48.7%
Operating expenses	118,377	99,120	2,254	96,866
Income (loss) from operations	74,320	49,045	(2,254)	51,299
Other income (expense), net	3,861	(1,521)	—	(1,521)
Income (loss) before income taxes	78,181	47,524	(2,254)	49,778
Income tax provision (benefit)	17,247	16,050	(761)	16,811
Net income (loss)	60,934	31,474	(1,493)	32,967
Less: Net income attributable to non-controlling interest	67	31	—	31
Net income (loss) attributable to Callaway Golf Company	$60,867	$31,443	$(1,493)	$32,936

Diluted earnings (loss) per share:	$0.63	$0.33	$(0.01)	$0.34
Weighted-average shares outstanding:	96,928	96,197	96,197	96,197

(1) Represents non-recurring costs associated with the acquisition of Ogio International, Inc in January 2017.

CALLAWAY GOLF COMPANY
Non-GAAP Reconciliation and Supplemental Financial Information
(Unaudited)
(In thousands)

	Six Months Ended June 30,
	2018	2017
	As Reported	As Reported	Ogio Acquisition Costs(1)	Non-GAAP
Net sales	$799,502	$613,475	$—	$613,475
Gross profit	393,159	295,880	—	295,880
% of sales	49.2%	48.2%	—	48.2%
Operating expenses	232,855	202,628	6,210	196,418
Income (loss) from operations	160,304	93,252	(6,210)	99,462
Other expense, net	(2,173)	(6,642)	—	(6,642)
Income (loss) before income taxes	158,131	86,610	(6,210)	92,820
Income tax provision (benefit)	34,466	29,256	(2,098)	31,354
Net income (loss)	123,665	57,354	(4,112)	61,466
Less: Net income (loss) attributable to non-controlling interest	(57)	222	—	222
Net income (loss) attributable to Callaway Golf Company	$123,722	$57,132	$(4,112)	$61,244

Diluted earnings (loss) per share:	$1.28	$0.59	$(0.05)	$0.64
Weighted-average shares outstanding:	96,981	96,073	96,073	96,073

(1) Represents non-recurring costs associated with the acquisition of Ogio International, Inc. in January 2017.

	2018 Trailing Twelve Month Adjusted EBITDA					2017 Trailing Twelve Month Adjusted EBITDA
	Quarter Ended					Quarter Ended
	September 30,	December 31,	March 31,	June 30,		September 30,	December 31,	March 31,	June 30,
	2017	2017	2018	2018	Total	2016	2016	2017	2017	Total
Net income (loss)	$3,060	$(19,386)	$62,855	$60,867	$107,396	$(5,866)	$123,271	$25,689	$31,443	$174,537
Interest expense, net	642	2,004	1,528	1,661	5,835	431	348	715	550	2,044
Income tax provision (benefit)	1,486	(4,354)	17,219	17,247	31,598	1,294	(137,193)	13,206	16,050	(106,643)
Depreciation and amortization expense	4,309	4,799	4,737	5,029	18,874	4,204	4,045	4,319	4,178	16,746
EBITDA	$9,497	$(16,937)	$86,339	$84,804	$163,703	$63	$(9,529)	$43,929	$52,221	$86,684
Ogio & TravisMathew acquisition costs	3,377	1,677	—	—	5,054	—	—	3,956	2,254	6,210
Adjusted EBITDA	$12,874	$(15,260)	$86,339	$84,804	$168,757	$63	$(9,529)	$47,885	$54,475	$92,894

CALLAWAY GOLF COMPANY
Reconciliation of Non-GAAP Third Quarter and Full Year 2017 Results
(Unaudited)
(In thousands)

	Three Months Ended September 30, 2017
	Total As Reported	Acquisition Costs(1)	Non-GAAP
Net sales	$243,604	$—	$243,604
Gross profit	104,902	(798)	105,700
% of sales	43.1%	—	43.4%
Operating expenses	98,865	2,579	96,286
Income (loss) from operations	6,037	(3,377)	9,414
Other expense, net	(1,462)	—	(1,462)
Income (loss) before income taxes	4,575	(3,377)	7,952
Income tax provision (benefit)	1,486	(1,134)	2,620
Net income (loss)	3,089	(2,243)	5,332
Less: Net income attributable to non-controlling interest	29	—	29
Net income (loss) attributable to Callaway Golf Company	$3,060	$(2,243)	$5,303

Diluted earnings (loss) per share:	$0.03	$(0.02)	$0.05
Weighted-average shares outstanding:	96,879	96,879	96,879

(1) Represents non-recurring costs associated with the acquisitions of Ogio International, Inc. in January 2017, and TravisMathew, LLC in August 2017.

	Year Ended December 31, 2017
	Total As Reported	Acquisition Costs(1)	Non-Cash Tax Adjustment(2)	Non-GAAP
Net sales	$1,048,736	$—	$—	$1,048,736
Gross profit	480,448	(2,439)	—	482,887
% of sales	45.8%	—	—	46.0%
Operating expenses	401,611	8,825	—	392,786
Income (loss) from operations	78,837	(11,264)	—	90,101
Other expense, net	(10,782)	—	—	(10,782)
Income (loss) before income taxes	68,055	(11,264)	—	79,319
Income tax provision (benefit)	26,388	(4,118)	3,394	27,112
Net income (loss)	41,667	(7,146)	(3,394)	52,207
Less: Net income attributable to non-controlling interest	861	—	—	861
Net income (loss) attributable to Callaway Golf Company	$40,806	$(7,146)	$(3,394)	$51,346

Diluted earnings (loss) per share:	$0.42	($0.07)	($0.04)	$0.53
Weighted-average shares outstanding:	96,577	96,577	96,577	96,577

(1) Represents non-recurring costs associated with the acquisitions of Ogio International, Inc. in January 2017, and TravisMathew, LLC in August 2017.

(2)  Represents approximately $7.5 million of non-recurring income tax expense resulting from the 2017 Tax Cuts and Jobs Act, partially offset by a non-recurring benefit of approximately $4.1 million related to the revaluation of taxes on intercompany transactions, resulting from the 2016 release of the valuation allowance against the Company's U.S. deferred tax assets.